Exhibit 99.1

FOR IMMEDIATE RELEASE	July 30, 2012
Media Contact: Joseph Barrios, (520) 884-3725	Page 1 of 8
Financial Analyst Contact: Chris Norman, (520) 884-3649

UNS ENERGY REPORTS SECOND QUARTER 2012 EARNINGS,

MAINTAINS 2012 EARNINGS GUIDANCE RANGE

•

UNS Energy’s net income for the second quarter of 2012 was $26.3 million, or $0.64 per share of common stock on a fully-diluted basis, compared with net income of $28.6 million, or $0.71 per diluted share in the second quarter of 2011. For the six months ended June 30, 2012, UNS Energy’s net income was $32.7 million, or $0.81 per diluted share, compared with net income of $42.1 million, or $1.07 per diluted share, in the same period last year.

•

UNS Energy’s primary subsidiary, Tucson Electric Power Company (TEP), reported net income of $21.9 million in the second quarter of 2012 compared with $25.2 million in the second quarter of 2011. TEP’s results were negatively affected by an anticipated reduction in margins on long-term wholesale sales and an expected increase in depreciation and amortization expense.

•	Financial results for the second quarter were in-line with expectations. UNS Energy is maintaining its 2012 earnings guidance range of $2.05 to $2.35 per diluted share.

Tucson, Ariz. – UNS Energy Corporation (NYSE: UNS) today reported second quarter 2012 net income of $26.3 million, or $0.64 per share of common stock on a fully-diluted basis, compared with net income of $28.6 million, or $0.71 per diluted share in the same period last year. TEP reported net income of $21.9 million for the second quarter of 2012, 13 percent below net income of $25.2 million in the second quarter of 2011.

“Through the first half of the year, our financial results are tracking closely with our forecast,” said Paul Bonavia, UNS Energy’s Chairman and Chief Executive Officer. “We knew that 2012 would be a challenging year as TEP’s current electric rates are based on costs and infrastructure investments from 2006. Despite this challenge, our operating performance is strong. We remain committed to containing costs while serving our customers safely and reliably.”

TEP is in the final year of a base rate freeze that was approved in November 2008 by the Arizona Corporation Commission (ACC) as part of a settlement agreement. The settlement precluded TEP from filing a rate case application for new rates prior to June 30, 2012. On July 2, 2012, TEP submitted a rate application with the ACC requesting an increase in non-fuel base rates of $127.8 million or 15 percent over adjusted test year 2011 revenues. TEP requested that new rates be in place no later than August 1, 2013. This is consistent with the agreement among the parties to the 2008 settlement to use best efforts to implement new rates no later than 13 months from the date TEP files a rate application.

“The rate proposal filed by TEP earlier this month is designed to align customer rates with our current cost structure. Our application also contains proposals to reform rates in order to balance the ACC’s renewable energy and energy efficiency requirements with TEP’s opportunity to earn a fair return on investment,” Bonavia said.

Tucson Electric Power

Retail kWh Sales and Revenues

TEP’s retail kWh sales increased by 4.6 percent in the second quarter, due in part to a 45.1 percent increase in cooling degree days compared with the second quarter of 2011. The increase in retail sales volumes led to a $7.3 million, or 5.3 percent, increase in TEP’s retail margin revenues compared with the second quarter of 2011.

Long-Term Wholesale Revenues

As expected, TEP did not record any margin in the second quarter of 2012 on long-term wholesale kWh sales, compared with $4.0 million in the second quarter of 2011. The decrease reflects a pricing change that occurred in June 2011 related to TEP’s largest wholesale sales contract.

Other Operating Expenses

TEP’s base O&M expense was $3.0 million higher than the second quarter of 2011 due in part to planned generating plant maintenance outages. Base O&M excludes costs directly offset by customer surcharges and third-party reimbursements. In the second quarter of 2012, depreciation and amortization expense increased by $3.4 million as a result of additional plant-in-service compared with the same period last year.

Year-to-Date Results

In the first six months of 2012, TEP reported net income of $20.4 million compared with net income of $29.9 million in the same period last year. That decrease was due to the anticipated decline in long-term wholesale margin revenues and higher depreciation expense. Those factors were partially offset by an increase in retail margin revenues.

UNS Gas

UNS Gas reported net income of less than $0.1 million in the second quarter of 2012 compared with net income of $0.4 million in the second quarter of 2011.

UNS Electric

UNS Electric reported net income of $4.5 million in the second quarter of 2012 compared with $3.9 million in the second quarter of 2011. The increase resulted from higher kWh sales to residential and commercial customers. Cooling degree days in UNS Electric’s service territory were 29.8% higher than the second quarter of 2011.

Seasonality of Earnings

The net income and results of operations of TEP as well as of UNS Gas and UNS Electric – operating subsidiaries of UniSource Energy Services (UES) – are seasonal in nature. TEP and UNS Electric typically record the majority of their net income during the second and third quarters when hot weather contributes to higher energy consumption. TEP’s retail rates, which include higher charges for higher levels of energy use, also shift a larger share of the company’s earnings into those periods.

Energy demand from UNS Gas customers typically peaks during the winter. Accordingly, UNS Gas typically records the majority of its net income during the first and fourth quarters.

Net Income and Earnings Per Share Summary

	2nd Quarter		YTD June 30,
Net Income	2012	2011	2012	2011
	-Millions-		-Millions-
Tucson Electric Power	$21.9	$25.2	$20.4	$29.9
UNS Gas	—	0.4	5.4	6.5
UNS Electric	4.5	3.9	7.3	7.5

Other (1)	(0.1)	(0.9)	(0.4)	(1.8)

Net Income	$26.3	$28.6	$32.7	$42.1

Avg. Basic Shares Outstanding (Millions)	40.5	37.0	39.3	36.9

Avg. Diluted Shares Outstanding (Millions)	41.6	41.6	41.6	41.5

	2nd Quarter		YTD June 30,
Earnings Per UNS Energy Share	2012	2011	2012	2011
Tucson Electric Power	$0.54	$0.68	$0.52	$0.81

UNS Gas	—	0.01	0.14	0.18
UNS Electric	0.11	0.11	0.18	0.20

Other (1)	—	(0.03)	(0.01)	(0.05)

Net Income Per Basic Share	$0.65	$0.77	$0.83	$1.14

Net Income Per Diluted Share	$0.64	$0.71	$0.81	$1.07

(1)	Includes UNS Energy on a stand-alone basis and results from Millennium Energy Holdings, Inc. and UniSource Energy Development, wholly-owned subsidiaries of UNS Energy.

UNS Energy believes the presentation of TEP, UNS Gas and UNS Electric net income or loss on a per basic UNS Energy share basis (which are non-GAAP financial measures) provides useful information to investors by disclosing the results of operations of its business segments on a basis consistent with UNS Energy’s reported earnings or losses.

Conference Call and Webcast

The company will host a conference call on Monday, July 30 at 11:00 a.m. ET to discuss the financial results and outlook. To participate in the call, please dial in 5 to 10 minutes prior to the start time.

Dial-in number: (877) 582-0446

Reference code: 13237677

The conference call also can be heard live online at uns.com. The webcast will be available for replay for seven days.

Replay number: (855) 859-2056

Reference code: 13237677

In conjunction with this earnings announcement, UNS Energy has provided detailed information on its performance during the second quarter of 2012. These materials have been filed with the Securities and Exchange Commission and are also available at uns.com.

UNS Energy is a Tucson, Arizona-based company with consolidated assets of approximately $4 billion. UNS Energy’s primary subsidiaries include Tucson Electric Power, which serves more than 404,000 customers in southern Arizona, and UniSource Energy Services, provider of natural gas and electric service for about 240,000 customers in northern and southern Arizona.

Visit uns.com for more information about UNS Energy and its subsidiaries.

This release contains forward-looking information that involves risks and uncertainties, including factors that could affect UNS Energy’s ability to reach the 2012 earnings guidance. These risks and uncertainties include, but are not limited to: state and federal regulatory and legislative decisions and actions; regional economic and market conditions, which could affect customer growth and energy usage; weather variations affecting energy usage; the cost of debt and equity capital and access to capital markets; the performance of the stock market and changing interest rate environment, which affect the value of the company’s pension and other postretirement benefit plan assets and the related contribution requirements and expense; unexpected increases in O&M expense; resolution of pending litigation matters; changes in accounting standards; changes in critical accounting estimates; changes to long-term contracts; the cost of fuel and power supplies; performance of TEP’s generating plants; and other factors listed in UNS Energy’s Form 10-K and 10-Q filings with the Securities and Exchange Commission. The preceding factors may cause future results to differ materially from outcomes currently expected by UNS Energy.

UNS ENERGY 2012 RESULTS

Condensed Consolidated Statements of Income	Three Months Ended
(in Thousands of Dollars, Except Per Share Amounts)	June 30,		Increase / (Decrease)
(UNAUDITED)	2012	2011	Amount	Percent
Operating Revenues
Electric Retail Sales	$292,071	$275,616	$16,455	6.0
Electric Wholesale Sales	28,684	38,744	(10,060)	(26.0)
Gas Revenue	20,006	25,020	(5,014)	(20.0)
Other Revenues	26,410	30,293	(3,883)	(12.8)

Total Operating Revenues	367,171	369,673	(2,502)	(0.7)

Operating Expenses
Fuel	82,325	81,949	376	0.5
Purchased Energy	51,376	66,336	(14,960)	(22.6)
Transmission	3,412	3,464	(52)	(1.5)
Increase (Decrease) to Reflect PPFAC/PGA Recovery Treatment	14,215	3,790	10,425	N/M

Total Fuel and Purchased Energy	151,328	155,539	(4,211)	(2.7)
Other Operations and Maintenance	90,926	90,052	874	1.0
Depreciation	35,190	33,310	1,880	5.6
Amortization	9,112	7,253	1,859	25.6
Taxes Other Than Income Taxes	12,556	12,229	327	2.7

Total Operating Expenses	299,112	298,383	729	0.2

Operating Income	68,059	71,290	(3,231)	(4.5)

Other Income (Deductions)
Interest Income	383	826	(443)	(53.6)
Other Income	1,333	2,646	(1,313)	(49.6)
Other Expense	(828)	(813)	(15)	(1.8)

Total Other Income (Deductions)	888	2,659	(1,771)	(66.6)

Interest Expense
Long-Term Debt	17,602	18,203	(601)	(3.3)
Capital Leases	8,301	9,931	(1,630)	(16.4)
Other Interest Expense, Net of Interest Capitalized	(340)	(109)	(231)	N/M

Total Interest Expense	25,563	28,025	(2,462)	(8.8)

Income Before Income Taxes	43,384	45,924	(2,540)	(5.5)
Income Tax Expense	17,111	17,320	(209)	(1.2)

Net Income	$26,273	$28,604	$(2,331)	(8.1)

Weighted-Average Shares of Common Stock Outstanding (000)	40,471	36,950	3,521	9.5

Basic Earnings per Share	$0.65	$0.77	$(0.12)	(15.6)

Diluted Earnings per Share	$0.64	$0.71	$(0.07)	(9.9)

Dividends Declared per Share	$0.43	$0.42	$0.01	2.4

N/M—Not Meaningful

Reclassifications have been made to prior periods to conform to the current period's presentation.

UNS ENERGY 2012 RESULTS

Condensed Consolidated Statements of Income	Six Months Ended
(in Thousands of Dollars, Except Per Share Amounts)	June 30,		Increase / (Decrease)
(UNAUDITED)	2012	2011	Amount	Percent
Operating Revenues
Electric Retail Sales	$497,502	$492,831	$4,671	0.9
Electric Wholesale Sales	65,787	79,658	(13,871)	(17.4)
Gas Revenue	70,215	82,210	(11,995)	(14.6)
Other Revenues	52,540	59,740	(7,200)	(12.1)

Total Operating Revenues	686,044	714,439	(28,395)	(4.0)

Operating Expenses
Fuel	153,060	153,141	(81)	(0.1)
Purchased Energy	114,653	144,610	(29,957)	(20.7)
Transmission	6,238	5,966	272	4.6
Decrease to Reflect PPFAC/PGA Recovery Treatment	11,654	(1,599)	13,253	N/M

Total Fuel and Purchased Energy	285,605	302,118	(16,513)	(5.5)
Other Operations and Maintenance	185,241	191,107	(5,866)	(3.1)
Depreciation	70,174	66,100	4,074	6.2
Amortization	17,776	14,631	3,145	21.5
Taxes Other Than Income Taxes	24,794	24,374	420	1.7

Total Operating Expenses	583,590	598,330	(14,740)	(2.5)

Operating Income	102,454	116,109	(13,655)	(11.8)

Other Income (Deductions)
Interest Income	641	1,820	(1,179)	(64.8)
Other Income	4,079	5,477	(1,398)	(25.5)
Other Expense	(937)	(1,417)	480	33.9

Total Other Income (Deductions)	3,783	5,880	(2,097)	(35.7)

Interest Expense
Long-Term Debt	36,737	36,296	441	1.2
Capital Leases	16,598	19,860	(3,262)	(16.4)
Other Interest Expense, Net of Interest Capitalized	(166)	(1,030)	864	83.9

Total Interest Expense	53,169	55,126	(1,957)	(3.6)

Income Before Income Taxes	53,068	66,863	(13,795)	(20.6)
Income Tax Expense	20,319	24,787	(4,468)	(18.0)
Net Income	$32,749	$42,076	$(9,327)	(22.2)

Weighted-Average Shares of Common Stock Outstanding (000)	39,251	36,869	2,382	6.5

Basic Earnings Per Share	$0.83	$1.14	$(0.31)	(27.2)

Diluted Earnings Per Share	$0.81	$1.07	$(0.26)	(24.3)

Dividends Declared Per Share	$0.86	$0.84	$0.02	2.4

N/M—Not Meaningful

Reclassifications have been made to prior periods to conform to the current period's presentation.

TUCSON ELECTRIC POWER COMPANY 2012 RESULTS

Condensed Consolidated Statements of Income	Three Months Ended
(in Thousands of Dollars)	June 30,		Increase / (Decrease)
(UNAUDITED)	2012	2011	Amount	Percent
Operating Revenues
Electric Retail Sales	$247,770	$231,652	$16,118	7.0
Electric Wholesale Sales	22,274	31,759	(9,485)	(29.9)
Other Revenues	29,375	31,822	(2,447)	(7.7)

Total Operating Revenues	299,419	295,233	4,186	1.4

Operating Expenses
Fuel	79,554	80,217	(663)	(0.8)
Purchased Power	20,862	26,445	(5,583)	(21.1)
Transmission	1,401	1,232	169	13.7
Increase (Decrease) to Reflect PPFAC Recovery Treatment	12,811	2,675	10,136	N/M

Total Fuel and Purchased Energy	114,628	110,569	4,059	3.7
Other Operations and Maintenance	78,683	78,094	589	0.8
Depreciation	27,545	25,850	1,695	6.6
Amortization	10,028	8,180	1,848	22.6
Taxes Other Than Income Taxes	10,324	10,043	281	2.8

Total Operating Expenses	241,208	232,736	8,472	3.6

Operating Income	58,211	62,497	(4,286)	(6.9)

Other Income (Deductions)
Interest Income	43	582	(539)	(92.6)
Other Income	1,209	1,719	(510)	(29.7)
Other Expense	(1,984)	(2,490)	506	20.3

Total Other Income (Deductions)	(732)	(189)	(543)	N/M

Interest Expense
Long-Term Debt	13,378	12,157	1,221	10.0
Capital Leases	8,301	9,930	(1,629)	(16.4)
Other Interest Expense, Net of Interest Capitalized	(352)	(91)	(261)	N/M

Total Interest Expense	21,327	21,996	(669)	(3.0)

Income Before Income Taxes	36,152	40,312	(4,160)	(10.3)
Income Tax Expense	14,242	15,154	(912)	(6.0)

Net Income	$21,910	$25,158	$(3,248)	(12.9)

	Three Months Ended
Tucson Electric Power	June 30,		Increase / (Decrease)
Electric MWh Sales:	2012	2011	Amount	Percent
Retail Sales	2,439,980	2,331,563	108,417	4.6
Long-Term Wholesale Sales	156,400	208,046	(51,646)	(24.8)

N/M—Not Meaningful

Reclassifications have been made to prior periods to conform to the current period's presentation.

TUCSON ELECTRIC POWER COMPANY 2012 RESULTS

Condensed Consolidated Statements of Income	Six Months Ended
(in Thousands of Dollars)	June 30,		Increase / (Decrease)
(UNAUDITED)	2012	2011	Amount	Percent
Operating Revenues
Electric Retail Sales	$414,101	$405,354	$8,747	2.2
Electric Wholesale Sales	52,040	67,015	(14,975)	(22.3)
Other Revenues	57,256	62,452	(5,196)	(8.3)

Total Operating Revenues	523,397	534,821	(11,424)	(2.1)

Operating Expenses
Fuel	149,528	150,587	(1,059)	(0.7)
Purchased Power	34,488	43,680	(9,192)	(21.0)
Transmission	2,363	1,927	436	22.6
Decrease to Reflect PPFAC Recovery Treatment	5,125	(6,262)	11,387	N/M

Total Fuel and Purchased Energy	191,504	189,932	1,572	0.8
Other Operations and Maintenance	161,149	166,587	(5,438)	(3.3)
Depreciation	55,012	51,583	3,429	6.6
Amortization	19,620	16,484	3,136	19.0
Taxes Other Than Income Taxes	20,009	19,947	62	0.3

Total Operating Expenses	447,294	444,533	2,761	0.6

Operating Income	76,103	90,288	(14,185)	(15.7)

Other Income (Deductions)
Interest Income	69	1,317	(1,248)	(94.8)
Other Income	3,327	4,367	(1,040)	(23.8)
Other Expense	(3,128)	(4,996)	1,868	37.4

Total Other Income (Deductions)	268	688	(420)	(61.0)

Interest Expense
Long-Term Debt	27,294	24,412	2,882	11.8
Capital Leases	16,598	19,859	(3,261)	(16.4)
Other Interest Expense, Net of Interest Capitalized	(243)	(837)	594	71.0

Total Interest Expense	43,649	43,434	215	0.5

Income Before Income Taxes	32,722	47,542	(14,820)	(31.2)
Income Tax Expense	12,273	17,681	(5,408)	(30.6)

Net Income	$20,449	$29,861	$(9,412)	(31.5)

	Six Months Ended
Tucson Electric Power	June 30,		Increase / (Decrease)
Electric MWh Sales:	2012	2011	Amount	Percent
Retail Sales	4,358,023	4,286,300	71,723	1.7
Long-Term Wholesale Sales	326,857	438,384	(111,527)	(25.4)

N/M—Not Meaningful

Reclassifications have been made to prior periods to conform to the current period's presentation.